TEREX TO SELL DEMAG® MOBILE CRANES BUSINESS

WESTPORT, CT, February 22, 2019 -- Terex Corporation (NYSE: TEX) today announced that it has agreed to sell its Demag® Mobile Cranes business to Tadano Ltd. for an enterprise value of approximately $215 million. The Demag® Mobile Cranes business manufactures and sells all terrain cranes and large crawler cranes. Included in the transaction are the manufacturing facilities in Zweibrucken, Germany and multiple sales and service locations. The sale, which is subject to government regulatory approvals and other customary closing conditions, is targeted to close in mid-2019.

“The Demag® Mobile Cranes business has been part of our Company for almost two decades and produces world class products,” said John L. Garrison, Terex Chairman and Chief Executive Officer. “The dedicated Demag® Mobile Cranes team members have made significant contributions to Terex and to the crane industry. The sale is based on strong industrial logic, as the Demag® Mobile Cranes business will become part of a global crane company with complementary products and capabilities. We are pleased to have entered into this agreement with Tadano, a strategic buyer who values the Demag® Mobile Cranes brand, technology, distribution network and team members.”

Commenting on the rationale of the deal, Koichi Tadano, Tadano Ltd. Representative Director, President and Chief Executive Officer said: “This is a strategic acquisition that offers Tadano considerable scope for growth. The addition of the well-respected Demag® brand of all terrain cranes and large crawler cranes range extends our product lines and options for customers. The addition of the Demag® branded mobile crane product lines will enhance our global position in this segment. We believe that the Zweibrucken facilities and its global team members, as well as the current distribution partners, are valuable to the future success of the business.”

Mr. Garrison added, “In addition to selling the Demag® Mobile Cranes business, Terex will exit the North American mobile crane product lines manufactured in our Oklahoma City facility. These changes will simplify our Oklahoma City operation, which will continue to produce telehandlers and re-manufactured units for our Aerial Work Platforms segment and various products for our Materials Processing segment.” Mr. Garrison continued, “Although we are exiting the OKC-based mobile cranes products, we will continue to sell parts, and offer service and support to our customers.”

Terex will continue to manufacture Terex Utilities products at its Watertown, South Dakota facilities. Terex will also continue to manufacture Terex® Rough Terrain Cranes for the global market in Crespellano, Italy, Terex® tower cranes in Fontanafredda, Italy, and Terex® pick and carry cranes in Brisbane, Australia. “These are strong businesses that will continue to be an important part of Terex,” noted Garrison. “During these transitions, our global team is committed to providing exceptional service to all of our global customers, including those affected by these changes.”

Moelis & Company LLC acted as financial advisor to Terex on this transaction. Bryan Cave Leighton Paisner LLP acted as legal counsel to Terex on this transaction.

Conference call
The Company has scheduled a conference call to review this announcement on Monday, February 25th, 2019 at 8:30 a.m. ET.  John L. Garrison, Chairman and CEO, will host the call.  On this call the Company will also review Terex Corporation’s Fourth Quarter and Year End 2018 Financial Results. The Company will release its financial results prior to the call.

A simultaneous webcast of this call can be accessed at https://investors.terex.com.  Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived at the above web address.

Contact Information:
Terex Corporation
Brian J. Henry, Senior Vice President
Business Development & Investor Relations
(203) 222-5954
brian.henry@terex.com
https://investors.terex.com

Forward Looking Statements:
This press release contains forward-looking information regarding future events or Terex’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. Terex has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex:
Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The Company reports in three business segments: Aerial Work Platforms, Cranes, and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

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